EXHIBIT 99


             R&B Falcon Corporation and Cliffs Drilling Company
                    Announce Letter of Intent for Merger

      Houston, Texas, August 10, 1998..R&B Falcon Corporation ("R&B Falcon") (NYSE:FLC) and Cliffs Drilling Company ("Cliffs Drilling") (NYSE:CDG) announced today the signing of a letter of intent for the merger of Cliffs Drilling with R&B Falcon. In the merger, each share of common stock, par value $0.01 per share, of Cliffs Drilling will be exchanged for 1.7 shares of common stock, par value $0.01 per share, of R&B Falcon in what is contemplated to be tax-free reorganization which will be accounted for as a purchase. The transaction is subject to, among other things, execution and delivery of a definitive agreement and certain regulatory, third party and shareholder approvals. The offering to Cliffs Drilling shareholders will be made only by means of a prospectus.

             Contacts:
                   R&B Falcon Corporation        Charles R. Ofner
                                                 (281) 496-5000
                   Cliffs Drilling Company       Edward A. Guthrie
                                                 (713) 651-9426